Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR FISCAL 2018

Full Year Revenue is $4.13 Billion; Net Income Attributable to Lionsgate Shareholders is $474 Million or Fully Diluted EPS of $2.15; Adjusted OIBDA is $604 Million; Free Cash Flow is $330 Million

Fourth Quarter Revenue is $1.04 Billion, Net Income Attributable to Lionsgate Shareholders is $91 Million or Fully Diluted EPS of $0.41; Adjusted OIBDA is $136 Million

Starz Goes Global - Today Launches STARZPLAY Branded Channels on Amazon Prime Video in the UK and Germany

SANTA MONICA, CA, and VANCOUVER, BC, May 24, 2018 -- Global content leader Lionsgate (NYSE: LGF.A, LGF.B) today reported revenue of $4.1 billion and net income attributable to Lionsgate shareholders of $474 million, or fully diluted EPS of $2.15 on 220.4 million diluted weighted average common shares outstanding for fiscal 2018 (year ended March 31, 2018). Adjusted net income attributable to Lionsgate shareholders was $332 million or adjusted diluted EPS of $1.51, operating income was $249 million, and adjusted OIBDA was $604 million.

The Company generated $330 million in free cash flow during the fiscal year which, combined with proceeds from the sale of its stake in EPIX, enabled it to reduce net debt by $650 million.

Net income for the fiscal year includes a discrete net tax benefit of $259 million resulting from the impact of the change in U.S. federal corporate tax rates on net deferred tax liabilities as well as internal capital restructuring related to debt refinancing transactions in the fourth quarter, partially offset by an increase in deferred tax valuation allowances.

“Our strong quarter capped a successful year in which we exceeded our internal and consensus financial expectations with significant contributions across our film, television and Starz platforms,” said Lionsgate Chief Executive Officer Jon Feltheimer. “We enter fiscal 2019 well positioned to continue growing our worldwide content platform, deepening our key talent relationships, and rolling out Starz as a truly global consumer brand. Today I’m pleased to announce that we’ve taken a major step forward in this initiative by launching STARZPLAY branded channels in the UK and Germany on Amazon Prime Video.”

Fourth Quarter Results

For the fourth quarter ended March 31, 2018, the Company reported revenue of $1.04 billion, net income attributable to Lionsgate shareholders of $91 million or fully diluted EPS of $0.41 on 221.8 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders in the quarter was $55 million or adjusted diluted EPS of $0.25, with operating income of $48 million and adjusted OIBDA of $136 million.
Segment Results
With Lionsgate's acquisition of Starz, fiscal 2018 results are not directly comparable to prior reporting periods, so the following segment results will be discussed as compared to the prior year on a combined pro forma basis.
Media Networks segment revenues increased by 5% to $1.53 billion due to strong over-the-top (OTT) revenue growth, driven by a 101% increase in OTT subscribers during the fiscal year, along with revenues from worldwide digital media licensing arrangements. Segment profits increased by 5% in the year to $469 million.

Motion Picture segment revenues decreased by 11% in fiscal 2018 due to a smaller theatrical slate and comparison to a prior year that included the blockbuster hit La La Land. Segment profits increased by 36% to $179 million, and the Company will achieve ultimate profitability on over 90% of its fiscal 2018 theatrical releases.

Television Production segment revenues of $805 million compared to $843 million in the prior year due to the composition of the television slate. Segment profits increased by 6% to $67 million in the fiscal year.

Lionsgate’s backlog, or already contracted future revenue on the licensing of film and television product not yet recorded, was $1.2 billion at March 31, 2018.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2018 fourth quarter and full year financial results at 5:00 PM ET/2:00 PM PT this afternoon, May 24. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via https://services.choruscall.com/links/lgf180524pmsLXxtx.html. A full replay will become available later this afternoon, May 24, by clicking the same link.

ABOUT LIONSGATE
The first major new studio in decades, Lionsgate is a global content platform whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world.  In addition to its filmed entertainment leadership, Lionsgate content drives a growing presence in interactive and location-based entertainment, gaming, virtual reality and other new entertainment technologies.  Lionsgate’s content initiatives are backed by a 16,000-title film and television library and delivered through a global licensing infrastructure.  The Lionsgate brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of the Company’s worldwide consumer base.
###
For further information, investors should contact:
James Marsh
310-255-3651

jmarsh@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; litigation relating to the acquisition of Starz; impact of the Tax Cuts and Jobs Act; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 24, 2018.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.
Additional Information Available on Website
The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission.  Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/governance/governance-documents.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2018	March 31, 2017
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$378.1	$321.9
Restricted cash	—	2.8
Accounts receivable, net	946.0	908.1
Program rights	253.2	261.7
Other current assets	195.8	195.9
Total current assets	1,773.1	1,690.4
Investment in films and television programs and program rights, net	1,692.0	1,729.5
Property and equipment, net	161.7	165.5
Investments	164.9	371.5
Intangible assets	1,937.7	2,046.7
Goodwill	2,740.8	2,700.5
Other assets	458.6	472.8
Deferred tax assets	38.8	20.0
Total assets	$8,967.6	$9,196.9
LIABILITIES
Accounts payable and accrued liabilities	$447.7	$573.0
Participations and residuals	504.5	514.9
Film obligations and production loans	327.9	367.2
Debt - short term portion	79.1	77.9
Dissenting shareholders' liability	869.3	—
Deferred revenue	183.9	156.9
Total current liabilities	2,412.4	1,689.9
Debt	2,478.3	3,047.0
Participations and residuals	438.3	359.7
Film obligations and production loans	171.3	116.0
Other liabilities	46.4	50.3
Dissenting shareholders' liability	—	812.9
Deferred revenue	70.3	72.7
Deferred tax liabilities	91.9	440.2
Redeemable noncontrolling interest	101.8	93.8
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 81.8 shares issued (March 31, 2017 - 81.1 shares issued)	628.7	605.7
Class B non-voting common shares, no par value, 500.0 shares authorized, 129.3 shares issued (March 31, 2017 - 126.4 shares issued)	2,020.3	1,914.1
Retained earnings	516.6	10.6
Accumulated other comprehensive loss	(9.7)	(16.0)
Total Lions Gate Entertainment Corp. shareholders' equity	3,155.9	2,514.4
Noncontrolling interests	1.0	—
Total equity	3,156.9	2,514.4
Total liabilities and equity	$8,967.6	$9,196.9

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$1,040.2	$1,256.1	$4,129.1	$3,201.5
Expenses
Direct operating	583.1	721.5	2,309.6	1,903.8
Distribution and marketing	227.9	285.0	897.6	806.8
General and administration	116.9	122.0	454.4	355.4
Depreciation and amortization	39.9	39.9	159.0	63.1
Restructuring and other	24.0	16.4	59.8	88.7
Total expenses	991.8	1,184.8	3,880.4	3,217.8
Operating income (loss)	48.4	71.3	248.7	(16.3)
Interest expense
Interest expense	(31.5)	(41.2)	(137.2)	(99.7)
Interest on dissenting shareholders' liability	(14.8)	(15.5)	(56.5)	(15.5)
Total interest expense	(46.3)	(56.7)	(193.7)	(115.2)
Interest and other income	2.7	2.7	10.4	6.4
Loss on extinguishment of debt	(11.6)	(12.1)	(35.7)	(40.4)
Gain on sale of equity interest in EPIX	—	—	201.0	—
Gain on Starz investment	—	—	—	20.4
Impairment of long-term investments and other assets	—	—	(29.2)	—
Equity interests income (loss)	(18.0)	(0.5)	(52.8)	10.7
Income (loss) before income taxes	(24.8)	4.7	148.7	(134.4)
Income tax benefit	114.4	56.8	319.4	148.9
Net income	89.6	61.5	468.1	14.5
Less: Net loss attributable to noncontrolling interest	1.7	0.1	5.5	0.3
Net income attributable to Lions Gate Entertainment Corp. shareholders	$91.3	$61.6	$473.6	$14.8

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income per common share	$0.43	$0.30	$2.27	$0.09
Diluted net income per common share	$0.41	$0.28	$2.15	$0.09

Weighted average number of common shares outstanding:
Basic	210.3	204.4	208.4	165.0
Diluted	221.8	223.6	220.4	172.2

Dividends declared per common share	$0.09	$—	$0.09	$0.09

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Operating Activities:
Net income	$89.6	$61.5	$468.1	$14.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.9	39.9	159.0	63.1
Amortization of films and television programs and program rights	408.9	512.1	1,641.7	1,414.0
Interest on dissenting shareholders' liability	14.8	15.5	56.5	15.5
Amortization of debt discount and financing costs	3.3	4.8	14.3	12.9
Non-cash share-based compensation	13.9	2.5	88.4	76.9
Other non-cash items	14.4	0.6	20.1	4.3
Distribution from equity method investee	—	—	—	14.0
Gain on Starz investment	—	—	—	(20.4)
Loss on extinguishment of debt	11.6	12.1	35.7	40.4
Equity interests loss (income)	18.0	0.5	52.8	(10.7)
Gain on sale of equity interest in EPIX	—	—	(201.0)	—
Impairment of long-term investments and other assets	—	—	29.2	—
Deferred income tax benefit	(110.2)	(54.1)	(299.5)	(163.4)
Changes in operating assets and liabilities:
Restricted cash	—	—	2.8	0.1
Accounts receivable, net and other assets	(57.1)	(140.7)	(8.6)	(87.8)
Investment in films and television programs and program rights, net	(438.3)	(432.2)	(1,526.4)	(1,092.0)
Accounts payable and accrued liabilities	38.5	73.4	(181.7)	152.9
Participations and residuals	24.2	79.5	62.6	205.3
Film obligations	(0.3)	(6.9)	5.1	17.1
Deferred revenue	(54.2)	(25.7)	(29.9)	(98.1)
Net Cash Flows Provided By Operating Activities	17.0	142.8	389.2	558.6
Investing Activities:
Proceeds from the sale of equity method investee, net of transaction costs	—	—	393.7	—
Investment in equity method investees	(5.8)	(7.3)	(53.4)	(20.6)
Distributions from equity method investee	—	0.9	—	3.1
Business acquisitions, net of cash acquired	—	(45.2)	(1.8)	(1,102.6)
Capital expenditures	(17.5)	(9.5)	(45.9)	(25.2)
Net Cash Flows Provided By (Used In) Investing Activities	(23.3)	(61.1)	292.6	(1,145.3)
Financing Activities:
Debt - borrowings	3,551.0	92.0	3,712.6	4,002.8
Debt - repayments	(3,343.5)	(514.9)	(4,335.7)	(2,766.9)
Production loans - borrowings	20.2	65.3	319.7	296.0
Production loans - repayments	(65.6)	(9.2)	(332.8)	(632.6)
Dividends paid	—	—	—	(26.8)
Distributions to noncontrolling interest	(2.2)	(1.0)	(8.2)	(6.9)
Exercise of stock options	13.2	24.4	44.9	25.4
Tax withholding required on equity awards	(5.9)	(9.2)	(22.9)	(40.9)
Net Cash Flows Provided By (Used In) Financing Activities	167.2	(352.6)	(622.4)	850.1
Net Change In Cash And Cash Equivalents	160.9	(270.9)	59.4	263.4
Foreign Exchange Effects on Cash	0.5	(1.9)	(3.2)	0.8
Cash and Cash Equivalents - Beginning Of Period	216.7	594.7	321.9	57.7
Cash and Cash Equivalents - End Of Period	$378.1	$321.9	$378.1	$321.9

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company has three reportable business segments: (1) Motion Pictures, (2) Television Production and (3) Media Networks (which was not a reportable segment prior to the quarter ended December 31, 2016).
Motion Pictures consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. As a result of the Starz Merger, beginning December 8, 2016, the Motion Pictures segment includes Starz's third-party distribution business.
Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming.
Media Networks (which was not a reportable segment prior to the quarter ended December 31, 2016) consists of (i) Starz Networks, which includes the licensing of premium subscription video programming to U.S. multichannel video programming distributors ("MVPDs") including cable operators, satellite television providers and telecommunication companies, and over-the-top ("OTT") providers, and on a direct-to-consumer basis (ii) Content and Other, which includes the licensing of the Media Networks' original series programming to digital media platforms, international television networks, home entertainment and other ancillary markets and (iii) Streaming Services, which represents the Lionsgate legacy start-up direct to consumer streaming services on its subscription video-on-demand ("SVOD") platforms which were moved under the Media Networks segment in connection with the Starz Merger.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming from the Motion Pictures and Television Production segments to the Media Networks segment. In addition, intersegment transactions include distribution fees charged to the Media Networks segment by the Television Production segment for the distribution of Media Networks' original series programming in ancillary markets. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses or assets recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information by business unit is presented in the table below. The Media Networks segment was not previously a reportable segment prior to the quarter ended December 31, 2016, and reflects Starz Networks and Content and Other from the date of acquisition of Starz (December 8, 2016), and the Lionsgate direct to consumer streaming services on SVOD platforms for the historical periods presented.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Segment revenues
Motion Pictures	$424.9	$654.0	$1,822.1	$1,920.6
Television Production	252.7	242.6	805.3	837.4
Media Networks	365.7	370.8	1,532.5	456.6
Intersegment eliminations	(3.1)	(11.3)	(30.8)	(13.1)
	$1,040.2	$1,256.1	$4,129.1	$3,201.5
Gross contribution
Motion Pictures	$61.3	$82.8	$292.6	$237.8
Television Production	35.4	22.4	107.5	91.9
Media Networks	140.5	155.5	570.2	183.6
Intersegment eliminations	0.3	(2.8)	(1.9)	(3.2)
	$237.5	$257.9	$968.4	$510.1
Segment general and administration
Motion Pictures	$32.1	$30.8	$113.2	$105.3
Television Production	12.0	9.4	40.3	32.1
Media Networks	25.3	30.7	100.9	45.0
	$69.4	$70.9	$254.4	$182.4
Segment profit
Motion Pictures	$29.2	$52.0	$179.4	$132.5
Television Production	23.4	13.0	67.2	59.8
Media Networks	115.2	124.8	469.3	138.6
Intersegment eliminations	0.3	(2.8)	(1.9)	(3.2)
Total segment profit	$168.1	$187.0	$714.0	$327.7
Corporate general and administrative expenses	(32.1)	(24.3)	(110.3)	(92.6)
Adjusted OIBDA(1)	$136.0	$162.7	$603.7	$235.1
_______________

(1)	See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth revenues and segment profit by product line for the Media Networks segment for the three months and years ended March 31, 2018 and 2017:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Media Networks Revenue:
Starz Networks	$350.5	$340.6	$1,404.1	$423.4
Content and Other	12.3	28.9	121.3	30.3
Streaming Services(1)	2.9	1.3	7.1	2.9
	$365.7	$370.8	$1,532.5	$456.6
Media Networks Segment Profit:
Starz Networks	$122.4	$127.3	$468.0	$165.9
Content and Other	0.5	8.1	40.2	8.2
Streaming Services(1)	(7.7)	(10.6)	(38.9)	(35.5)
	$115.2	$124.8	$469.3	$138.6
___________________

(1)	Streaming Services represents the Lionsgate legacy start-up direct to consumer streaming service initiatives on SVOD platforms which are now included in the Media Networks segment.

LIONS GATE ENTERTAINMENT CORP.

PRO FORMA COMBINED SEGMENT INFORMATION
The following table sets forth segment information for the year ended March 31, 2017 on a pro forma combined basis as if the Starz Merger and our segment reorganization occurred on April 1, 2016, compared with the actual consolidated segment information for the year ended March 31, 2018:

	ACTUAL	PRO FORMA COMBINED
	Year Ended March 31,
	2018	2017
	(Unaudited, amounts in millions)
Segment revenues
Motion Pictures	$1,822.1	$2,040.2
Television Production	805.3	843.2
Media Networks	1,532.5	1,458.9
Intersegment eliminations	(30.8)	(23.8)
	$4,129.1	$4,318.5
Gross contribution
Motion Pictures	$292.6	$250.3
Television Production	107.5	97.9
Media Networks	570.2	569.6
Intersegment eliminations	(1.9)	(6.9)
	$968.4	$910.9
Segment general and administration
Motion Pictures	$113.2	$118.5
Television Production	40.3	34.8
Media Networks	100.9	122.5
	$254.4	$275.8
Segment profit
Motion Pictures	$179.4	$131.8
Television Production	67.2	63.1
Media Networks	469.3	447.1
Intersegment eliminations	(1.9)	(6.9)
Total segment profit	$714.0	$635.1
Corporate general and administrative expenses	(110.3)	(92.3)
Adjusted OIBDA(1)	$603.7	$542.8
_______________

(1)	See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

NOTE: The pro forma combined amounts above for the year ended March 31, 2017 were determined by combining the historical financial information of Lionsgate and Starz for each respective period, applying the new Lionsgate segment structure, and applying the acquisition related accounting. However, the effects of purchase accounting are not part of the definition of segment profit, and have been excluded accordingly. In addition, the combined information does not apply any operating costs synergies. The amounts are presented for illustrative purposes and are not necessarily indicative of the combined financial results that might have been achieved for the periods had the acquisition taken place on April 1, 2016, nor are they indicative of the future combined results of Lionsgate and Starz.

LIONS GATE ENTERTAINMENT CORP.

PRO FORMA COMBINED SEGMENT INFORMATION (Continued)
The following table sets forth revenues by product line on a pro forma combined basis for the Media Networks segment for the year ended March 31, 2017, compared with the actual consolidated Media Networks segment information for the year ended March 31, 2018:

	ACTUAL	PRO FORMA COMBINED
	Year Ended March 31,
	2018	2017
	(Unaudited, amounts in millions)
Media Networks Revenue:
Starz Networks	$1,404.1	$1,374.8
Content and Other	121.3	81.2
Streaming Services(1)	7.1	2.9
	$1,532.5	$1,458.9
Media Networks Segment Profit:
Starz Networks	$468.0	$473.7
Content and Other	40.2	8.9
Streaming Services(1)	(38.9)	(35.5)
	$469.3	$447.1
___________________

(1)	Streaming Services represents the Lionsgate legacy start-up direct to consumer streaming service initiatives on SVOD platforms which are now included in the Media Networks segment.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, and restructuring and other costs.

•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with the acquisition of Starz and Pilgrim Media Group. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.

•
Adjusted share-based compensation represents share-based compensation excluding immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses (which are, when granted, included in segment or corporate general and administrative expense), and excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

•	Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to certain assets acquired in the acquisition of Starz, Pilgrim Media Group and Good Universe.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Free Cash Flow: Free cash flow is defined as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, loss on extinguishment of debt, and unusual gains or losses, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on non-controlling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES (Continued)

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Operating income (loss)	$48.4	$71.3	$248.7	$(16.3)
Adjusted depreciation and amortization(1)	10.0	9.7	39.3	22.8
Restructuring and other(2)	24.0	16.4	59.8	88.7
Adjusted share-based compensation expense(3)	14.0	27.1	85.6	77.1
Purchase accounting and related adjustments(4)	39.6	38.2	170.3	62.8
Adjusted OIBDA	$136.0	$162.7	$603.7	$235.1
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of income less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in the acquisition of Starz and Pilgrim Media Group which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Depreciation and amortization	$39.9	$39.9	$159.0	$63.1
Less: Amount included in purchase accounting and related adjustments	(29.9)	(30.2)	(119.7)	(40.3)
Adjusted depreciation and amortization	$10.0	$9.7	$39.3	$22.8

(2)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$11.4	$3.2	$21.5	$26.7
Accelerated vesting on equity awards	—	—	2.9	2.4
Total severance costs	11.4	3.2	24.4	29.1
Transaction and related costs(b)	7.8	13.2	22.2	59.6
Development expense(c)	4.8	—	13.2	—
	$24.0	$16.4	$59.8	$88.7
_______________________

(a)
Severance costs in the fiscal year ended March 31, 2018 were primarily related to the restructuring of the Motion Pictures business in connection with the acquisition of Good Universe and additional workforce reductions in connection with the Starz Merger. Severance costs in the fiscal year ended March 31, 2017 were primarily related to workforce reductions for redundancies in connection with the Starz Merger.

(b)
Transaction and related costs in the fiscal years ended March 31, 2018 and 2017 reflect transaction, integration and legal costs incurred associated with certain strategic transactions. In fiscal 2018, these costs were primarily related to the sale of EPIX, the Starz Merger, the legal fees associated with the Starz class action lawsuits and certain other legal matters. In fiscal 2017, these costs were primarily related to the Starz Merger, the legal fees associated with the Starz class action lawsuits, and an arbitration award of $5.8 million and related legal expenses.

(c)
Development expense in the fiscal year ended March 31, 2018 represents write-downs resulting from the restructuring of the Motion Pictures business in connection with the acquisition of Good Universe and new management's decisions around the creative direction on certain development projects which were abandoned in the fiscal year.

(3)
Adjusted share-based compensation represents share-based compensation excluding amounts related to immediately vested stock awards granted as part of the Company's annual bonus program (which are, when granted, included in segment and corporate general and administrative expense) and excludes share-based compensation included in restructuring and other. The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Share-based compensation	$14.0	$5.1	$88.5	$79.5
Less:
Bonus related share-based compensation included in segment and corporate general and administrative expense(a)	—	22.0	—	—
Amount included in restructuring and other(b)	—	—	(2.9)	(2.4)
Adjusted share-based compensation	$14.0	$27.1	$85.6	$77.1
(a)During the quarter ended March 31, 2017, the Company determined it would pay its annual fiscal 2017 bonus in cash instead of immediately vested stock amounts as previously intended and accrued. Accordingly, share-based compensation for the three months ended March 31, 2017 was reduced by the reversal of stock-based compensation bonus recorded in previous periods which are now reflected as cash-based bonus expense. For the three months ended March 31, 2017, this amount adjusts the share-based compensation to reflect share-based compensation excluding the bonus reversal.
(b)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(4)
Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to certain assets acquired in the acquisition of Starz, Pilgrim Media Group and Good Universe. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$8.1	$6.7	$44.5	$17.5
General and administrative expense	1.6	1.3	6.1	5.0
Depreciation and amortization	29.9	30.2	119.7	40.3
	$39.6	$38.2	$170.3	$62.8

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF PRO FORMA COMBINED OPERATING INCOME
TO PRO FORMA COMBINED ADJUSTED OIBDA

The reconciliation of pro forma combined operating income to pro forma combined Adjusted OIBDA for the fiscal year ended March 31, 2017 is as follows:

PRO FORMA COMBINED
Year Ended
March 31, 2017
(Unaudited, amounts in millions)
Operating income	$223.8
Adjusted depreciation and amortization(1)	37.0
Restructuring and other(2)	123.2
Adjusted share-based compensation expense(3)	96.0
Purchase accounting and related adjustments(4)	62.8
Adjusted OIBDA	$542.8
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our condensed consolidated statements of income less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in the acquisition of Starz and Pilgrim Media Group which are included in the purchase accounting and related adjustments line item above.

PRO FORMA COMBINED
Year Ended
March 31, 2017
(Unaudited, amounts in millions)
Depreciation and amortization	$77.3
Less: Amount included in purchase accounting and related adjustments	(40.3)
Adjusted depreciation and amortization	$37.0

(2)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

(3)
Adjusted share-based compensation represents share-based compensation excluding amounts related to immediately vested stock awards granted as part of the Company's annual bonus program (which are, when granted, included in segment and corporate general and administrative expense) and excludes share-based compensation included in restructuring and other. The following table reconciles share-based compensation expense to adjusted share-based compensation expense:

PRO FORMA COMBINED
Year Ended
March 31, 2017
(Unaudited, amounts in millions)
Share-based compensation	$98.4
Less:
Amount included in restructuring and other(a)	(2.4)
Adjusted share-based compensation	$96.0
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(4)
Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to certain assets acquired in the acquisition of Starz, Pilgrim Media Group and Good Universe. The following sets forth the amounts included in each line item in the financial statements:

PRO FORMA COMBINED
Year Ended
March 31, 2017
(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$17.5
General and administrative expense	5.0
Depreciation and amortization	40.3
$62.8

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$91.3	$61.6	$473.6	$14.8
Adjusted share-based compensation expense(1)	14.0	27.1	85.6	77.1
Restructuring and other	24.0	16.4	59.8	88.7
Purchase accounting and related adjustments(2)	39.2	37.5	168.5	62.1
Loss on extinguishment of debt	11.6	12.1	35.7	40.4
Gain on sale of equity interest in EPIX	—	—	(201.0)	—
Gain on Starz investment	—	—	—	(20.4)
Impairment of long-term investments and other assets	—	—	29.2	—
Tax impact of above items(3)	(29.4)	(32.9)	(52.3)	(80.6)
Impact of corporate tax rate change on net deferred tax liabilities and other discrete items(4)	(94.1)	—	(259.1)	—
Noncontrolling interest impact of above items	(1.7)	(1.5)	(8.2)	(8.0)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$54.9	$120.3	$331.8	$174.1

Reported Basic EPS	$0.43	$0.30	$2.27	$0.09
Impact of adjustments on basic earnings per share	(0.17)	0.29	(0.68)	0.97
Adjusted Basic EPS	$0.26	$0.59	$1.59	$1.06

Reported Diluted EPS	$0.41	$0.28	$2.15	$0.09
Impact of adjustments on diluted earnings per share	(0.16)	0.26	(0.64)	0.90
Adjusted Diluted EPS(5)	$0.25	$0.54	$1.51	$0.99

Adjusted weighted average number of common shares outstanding:
Basic	210.3	204.4	208.4	165.0
Diluted	221.8	223.6	220.4	177.5
_________________________

(1)
Represents share-based compensation expense excluding amounts attributable to bonus awards (which are, when granted, included in segment and corporate general and administrative expense) and excluding amounts related to severance awards included in restructuring and other. See the table under footnote (3) to the reconciliation of operating income to Adjusted OIBDA for a reconciliation of share-based compensation expense to adjusted share-based compensation expense.

(2)	Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to capital lease obligations acquired in the acquisition of Starz.

(3)	Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.

(4)
In the three months ended March 31, 2018, represents a discrete tax benefit primarily for foreign affiliate dividends resulting from an internal capital restructuring in connection with our third party debt refinancing, offset by charges from increases in our valuation allowance associated with certain U.S. and foreign deferred tax assets. The year ended March 31, 2018 also includes a net deferred tax benefit resulting from the impact of the change in the U.S. federal corporate income tax rate from 35% to 21% under the Tax Cuts and Jobs Act on our beginning net deferred tax liability balances.

(5)
Adjusted diluted net income attributable to Lions Gate Entertainment Corp. shareholders for diluted EPS includes the add-back of interest expense on the convertible notes, net of tax assuming conversion of the notes at the beginning of each period presented when dilutive.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW

	Three Months Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Net Cash Flows Provided By Operating Activities	$17.0	$142.8	$389.2	$558.6
Capital expenditures	(17.5)	(9.5)	(45.9)	(25.2)
Net borrowings under and (repayment) of production loans	(45.5)	56.1	(13.1)	(336.6)
Free Cash Flow, as defined	$(46.0)	$189.4	$330.2	$196.8